Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (the “Form F-10”) of SilverCrest Metals Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments thereto, of our report, dated March 11, 2019, on the Company’s consolidated statements of financial position as at December 31, 2018 and 2017 and the Company’s consolidated statements of comprehensive loss, cash flows, and changes in shareholders’ equity for the years then ended, which appears in the Company’s Annual Report on Amendment No. 1 to Form 40-F for the year ended December 31, 2018.

We also consent to the references to us under the caption “Auditor, Transfer Agent and Registrar” in the short form prospectus contained in the Form F-10 and in the documents incorporated by reference therein.

/s/ “DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

December 3, 2019

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6

Telephone (604) 687-0947 Davidson-co.com